Exhibit 10.1

DATED 10th June 2002

HAVANT INTERNATIONAL LIMITED (1)

-and-

XYRATEX TECHNOLOGY LIMITED (2)

LEASE

of

Areas in 1000 and 4000

Langstone Technology Park Langstone Road

Havant Hampshire

New Court 1 Barnes Wallis Road

Segensworth Fareham

Hampshire PO15 5UA

(CPLADPA 108825-39)

LEASE dated and delivered 10th June 2002

BETWEEN the Landlord and the Tenant named in the Particulars hereunder

WITNESSES as follows:-

1.             PARTICULARS

Landlord:	HAVANT INTERNATIONAL LIMITED (company number 04018785) whose registered office is at Langstone Road Havant Hampshire PO9 ISA

Tenant:	XYRATEX TECHNOLOGY LIMITED (Company Number 03134912) whose registered office is at Langstone Road Havant Hampshire PO9 ISA

Premises:

the premises comprising approximately 80,748 square feet (7,498 square metres) and being known as Areas (or part of Areas) 1, 2 and 3 and Core 24W of 1000 (formerly known as Areas 22, 30, 31 and 40 of Building 21) and part of Areas 24/22 and 24/10 of 4000 (formerly known as Areas 24/22 and 24/10 of Building 24) Langstone Technology Park Langstone Road Havant Hampshire being shown for identification only edged red on plans 2 and 3 annexed hereto

Building:	the Landlord’s buildings at Langstone Technology Park Langstone Road Havant as shown edged green on Plan No l

Term:	A term of eleven years commencing on 1st March 2002 and expiring on 28th February 2013

Rent Commencement Date:	lst March 2002

Rent:	the amounts payable (exclusive of VAT) for each of the Base Rent and the Additional Rent as attached at Schedule 3 to this Agreement subject to review as hereinafter provided

Permitted Use:

use for the design manufacture and testing of IT equipment with storage and despatch of goods and offices and technical laboratories or such other use for which the Landlord has given its consent in writing such consent not to be unreasonably withheld or delayed

Car Parking:	28 allocated outlined in red and 250 unallocated spaces in the car parks shown on Plan No 1

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2.             DEFINITIONS AND INTERPRETATION

2.1           In this Lease wherever the context so admits the following expressions shall have the following meanings respectively:-

2.1.1        “1995 Act” means the Landlord and Tenant (Covenants) Act 1995

2.1.2        “Additional Rent” means the annual additional rent which is specified in Column 5 of Schedule 3 and includes amounts for the Part 1 Services (subject to review as hereinafter provided)

2.1.3        “Alterations” means any alterations physical additions improvements or partitions including without limitation the attachment of any fixtures or equipment in about or to the Premises

2.1.4        “Apparatus” means all lifts lift shafts escalators water treatment plant boilers heating air conditioning and ventilation systems generators and all other plant machinery and equipment (including any alarm systems) belonging to or in the control of the Landlord in or about or serving the Site including (without prejudice to the generality of the foregoing) the Conduits

2.1.5        “Base Rent” means the annual rent due for the Premises which is specified in column 4 of Schedule 3 Provided always that for so long as the Lease remains lawfully vested in Xyratex Technology Limited company number 03134912 or a company within the Tenant’s Group (subject to due compliance with clause 4.7.3.1.3 hereof) notwithstanding the provisions for review of Base Rent in Schedule 4 for the period of two years commencing 1st March 2007 the Base Rent shall not exceed a sum equal to the total square footage of the Premises shown in column 2 of schedule 3 multiplied by eight pounds (£8.00) but upon the Lease ceasing to be so vested this concession shall cease and the due proportion of the Base Rent from such date up to the next Rent Day which had been unpaid owing to the concession shall be paid forthwith to the Landlord.

2.1.6        “Building” means the building so stated in the Particulars together with all Landlord’s structures additions improvements fixtures and fittings from time to time therein thereunder or thereon and forming part of such building and the appurtenances thereof

2.1.7        “Common Parts” means the roads car parks forecourts landscaped areas pedestrian walkways entrance halls staircases and all other areas or parts of the Site which from time to time during the Term are provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Site and all persons expressly or by implication authorised by them

2.1.8        “Conduits” means all wires pipes sewers drains cables ducts shafts gullies flues gutters watercourses soakaways and other like conducting media of whatsoever nature (including all meters and other apparatus used in connection with them) which now are or may hereafter during the Perpetuity Period be laid

2.1.9        “Environmental Protection Act” means the Environmental Protection Act 1990 and any Act or Acts amending replacing or modifying such Act for the time being in force or of a similar nature and all orders and regulations thereunder for the time being in force

2.1.10      “Group Company” means a company which is a member of the same group of companies as the Tenant (as defined in Section 42 of the Landlord and Tenant Act 1954 (as amended)

2.1.11      “Hazardous Materials” shall include but not be limited to hazardous toxic and radioactive materials and those substances defined in the Control of Substances Hazardous to Health Regulations 1994 as a “substance hazardous to health”

2.1.12      “Insured Risks” means loss or damage by or in consequence of fire storm tempest lightning explosion flood earthquake aircraft and other aerial devices and things dropped therefrom (in time of peace) impact by road vehicles riot civil commotion malicious damage bursting and overflowing of water tanks apparatus and pipes terrorism and such other risks as the Landlord shall insure against from time to time (subject in all cases to such excesses exclusions and limitations as may be imposed by the insurers or underwriters with whom such insurance is placed) except always such risks as cannot reasonably be insured by the Landlord on satisfactory terms or as the Landlord’s insurers or underwriters have refused to insure

2.1.13      “Landlord” means the person for the time being entitled to the reversion immediately expectant on the determination of the Term (being at the date hereof the party stated as such in the Particulars) and any other person who is at any time entitled to the reversion immediately expectant on the term hereby granted

2.1.14      “Landlord’s Group” means the Landlord and any holding company of the Landlord and its subsidiaries from time to time

2.1.15      “Landlord’s Surveyor” means any person appointed by or acting for the Landlord including an employee of the Landlord competent in the Landlord’s reasonable opinion to perform the function of a surveyor for any purposes of this Lease

2.1.16      “Landlord’s Solicitors” means Blake Lapthom Solicitors of New Court, 1 Barnes Wallis Road, Segensworth, Fareham, Hampshire, PO15 5UA

2.1.17      “Lease” means this Lease (including any Schedule hereto) and any document which is supplemental hereto or which is collateral herewith or which is entered into pursuant to or in accordance with the terms hereof

2.1.18      “Loss of Rent” means loss of three years Rents (including proper allowances for increases in the Rents pursuant to the provisions for rent review herein contained)

2.1.19      “Normal Working Hours” means 7.00 am to 6.00 pm on Mondays to Fridays (inclusive) but excluding Christmas Day and other public holidays in the United Kingdom

2.1.20      “Part 1 Services” means the services supplied in Part 1 of Schedule 2

2.1.21      “Part 2 Services” means the services supplied in Part 2 of Schedule 2

2.1.22      “Particulars” means the particulars in Clause 1

2.1.23      “Permitted Use” means the use stated as such in the Particulars

2.1.24      “Perpetuity Period” means the period of 80 years commencing on the date of this Lease being the perpetuity period for the purposes of Section 1 of the Perpetuities and Accumulations Act 1964 applicable to this Lease

2.1.25      “Plan” means any of the four plans annexed hereto and numbered individually

2.1.26      “Planning Acts” means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any Act or Acts amending replacing or modifying any of such Acts for the time being in force or of a similar nature and all orders and regulations thereunder for the time being in force

2.1.27      “Premises” means the premises so stated in the Particulars and as more particularly described in Part 1 of Schedule 1 and each and every part thereof together with all Alterations which may be carried out during the Term and shall also include all Landlord’s fixtures and fittings from time to time in and about the same

2.1.28      “Rates” means either the actual business rates payable in respect of the Premises or in the absence of an express assessment of the Premises the allocation by the Landlord to the Premises from time to time of an amount which approximates to the Uniform Business Rates levy for a premises of a type similar to the Premises from time to time

2.1.29      “Rent Commencement Date” means the date stated as such in the Particulars

2.1.30      “Rent Days” means 1st June 1st September 1st December and 1st March in each year and “Rent Day” shall mean any of such days as the context requires

2.1.31      “Rents” means the Base Rent and the Additional Rent

2.1.32      “Review Date” means 1st March 2007 and 1st March 2012

2.1.33      “Rules” means any rules or regulations made by the Landlord (acting reasonably) from time to time to regulate the use and occupation of the Site which are given in writing to the Tenant

2.1.34      “Site” means the Landlord’s Property at Langstone Road Havant in Hampshire shown edged blue on Plan No 1

2.1.35      “Stipulated Rate” means in relation to interest the rate per annum of four per cent above the base rate from time to time of HSBC Bank Plc (or where such base rate is not quoted over such other rate as would in the reasonable opinion of the Landlord be the nearest equivalent thereto if such base rate were quoted)

2.1.36      “Structure” means the foundations external walls (including the windows and their frames) load bearing walls supporting columns stanchions beams supports timbers and girders floors roofs and other structural parts of the Building

2.1.37      “Tenant” means the party stated as such in the Particulars and shall include such party’s successors in title to this Lease

2.1.38      “Tenant’s Group” means the Tenant and any holding company of the Tenant and its subsidiaries from time to time

2.1.39      “Tenant’s Parties” means agents customers visitors invitees licensees contractors assignees of the Tenant sub-tenants of the Tenant and any persons allowed by the Tenant on the Premises as the case may be from time to time

2.1.40      “Unsecured Underletting” means an underletting of the Premises or part thereof in relation to which the underlessor and the underlessee have agreed to exclude the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 and their agreement to do so has been duly authorised beforehand by the Court

2.1.41      “VAT” means value added tax or any tax of a similar nature that may be substituted for it or levied in addition to it

2.2           In this Lease unless there be something in the subject or context inconsistent therewith:-

2.2.1        Where the expression “the Tenants” include two or more persons they shall include the plural number and obligations expressed or implied to be made by or with any of such persons shall be deemed to be made by or with such persons jointly and severally

2.2.2        Any covenant by the Tenant not to do or omit to do an act or thing shall be deemed to include an obligation not to knowingly permit or suffer such act or thing to be done or omitted to be done as the case may be

2.2.3        Any reference to parting with possession shall be deemed to include sharing possession and any occupation whatsoever by a licensee

2.2.4        Any reference in this Lease to the Landlord’s consent shall include where necessary the consent of both the Landlord and all superior landlords (if any)

2.2.5        Any references to a right exercisable by the Landlord shall include where necessary the exercise of such right by all superior landlords (if any) and all persons authorised by the Landlord or any superior landlord

2.2.6        Any reference to a statute shall include any statutory extension or modification or re-enactment of such statute and any order instrument plan regulation permission or direction made or issued thereunder or deriving validity therefrom

2.2.7        Words importing the singular meaning shall include the plural meaning and vice versa and words importing the masculine feminine and neuter genders shall include the other or others of such gender

2.2.8        The clause and paragraph headings and the index are for convenience only and shall not affect the construction of this Lease

2.2.9        For the avoidance of any doubt expressions used in the Particulars shall have the same meanings when used elsewhere in this Lease

2.2.10      Any reference to a clause subclause paragraph or schedule shall be a reference to the clause subclause or paragraph of or schedule to this Lease so numbered

3.             DEMISE AND RENT

3.1           In consideration of the Rents hereinafter reserved and of the covenants and conditions hereinafter contained the Landlord hereby demises unto the Tenant with full title guarantee the Premises together with the rights (if any) contained or referred to in Part 2 of Schedule 1 except and reserving as provided in Part 3 thereof TO HOLD the same subject to and with the benefit of the matters (if any) referred to in Part 4 of Schedule 1 unto the Tenant for the Term yielding and paying therefor unto the Landlord quarterly during the Term and so in proportion for any less period than a quarter without any deduction first the Base Rent payable on a Rent Day in advance in accordance with column 4 of Schedule 3 and Additional Rent payable in advance on each Rent Day in accordance with Column 5 of Schedule 3

3.2           The Additional Rent shall be reviewed on 1st December 2002 and thereafter every 1st December during each year of the Term (“the Additional Rent Review Date”) 50 that if any of the expenses incurred in the provision of the Part 1 Services have varied during the preceding twelve months the Additional Rent shall be varied as appropriate by a proportionate amount based on the net square footage of the Premises as a percentage of the total net square footage of the Site and in the event of any dispute between the parties either party may require the matter to be determined by the Landlord’s auditors who shall certify the amount of any variation to the Additional

Rent (save in respect of manifest error) such variation to take effect from the relevant Additional Rent Review Date and pending determination the Tenant shall continue to pay the Additional Rent at the rate payable during the preceding twelve months.

3.3           In providing the Part 1 Services the Landlord shall be entitled to change or withdraw such of the Part 1 Services as are specified in paragraphs (i), (ii) and (iii) of Part 1 of Schedule 2 upon giving to the Tenant not less that three months prior written notice (unless prevented by force majeure) whereupon the Additional Rent for the relevant year in which the change or withdrawal is made shall be adjusted by such amount as is fair and reasonable with any dispute being determined on the application of either party by the Landlord’s auditor

3.4           If the Landlord shall choose to provide any of the Part 1 Services in a different manner to that provided previously or to a different quality standard or not to provide any of the Part 1 Services the effect of which is to reduce the cost of providing the Part 1 Services then the Additional Rent shall be reduced with effect from the next Rent Day to reflect such reduction in cost as is fair and reasonable and in the event of any dispute such dispute to be determined on the application of either party by the Landlord’s auditor acting as an expert

3.5           The Landlord hereby agrees with the Tenant not to vary the Additional Rent by more than 15% in any year and not to vary it by more than 40% in any three year period

3.6           If the Rates for the Premises are reassessed or if the Uniform Business Rate is varied at any time during the term the Landlord shall be entitled to pass on to the Tenant the amount of any such variation and if such variation is retrospective such retrospective payment shall equally be payable by the Tenant or the Landlord as the case may be (provided that such retrospective charge shall not include any element relating to a period prior to the Rent Commencement Date)

3.7           The Base Rent shall be reviewed on the Review Date in accordance with the provisions of Schedule 4

4.             TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord as follows:-

4.1          Rent

4.1.1        To pay the Rents reserved by this Lease at the times and in manner aforesaid without any deductions and not to exercise or seek to exercise any right or claim to withhold the Rents or any right or claim to legal or equitable set-off

4.1.2        If the Tenant shall from time to time request any of the Part 2 Services and the parties shall agree on the terms for providing such services to pay to the Landlord either the amount requested by the Landlord as Additional Rent on the Rent Days or if to be reimbursed on an occasional basis to pay on demand on an indemnity basis all reasonable and proper costs incurred by the Landlord in connection with the provision of the Part 2 Services provided always that it is hereby agreed that the Landlord is under no obligation either express or implied to provide the Part 2 Services but if the Landlord shall wish to cease to provide any such service then the Landlord will use best endeavours (unless prevented by force majeure) to give to the Tenant not less than three months prior written notice thereof and if the Tenant shall wish to cease to receive any of the Part 2 Services it shall give to the Landlord such prior written notice as has been agreed for that service prior to the Landlord agreeing to provide that particular service

4.2          lnterest on Arrears

If and whenever the Tenant shall fail to pay Rents or any other monies due under this Lease within 14 days of the due date (whether formally demanded or not) or the Landlord shall with good reason refuse to accept the same then (without prejudice to any other right or remedy of the Landlord including the right of re-entry hereinafter contained) the Tenant shall pay to the Landlord (whether formally demanded or not) interest at the Stipulated Rate on such Rents or other monies as the case may be from the date when the same became due until payment thereof (as well after as before judgment)

4.3          Clean and Tidy

4.3.1        To keep the Premises clean and in a neat and tidy condition and keep all rubbish and waste in enclosed receptacles on the Premises or where the Landlord directs

4.3.2        If the Premises shall at any time during the Term be out of repair:-

4.3.2.1     if the disrepair is due to damage or accident (other than an Insured Risk) caused by the Tenant or any one visiting the Tenant the Tenant shall carry out such repair forthwith in a good and workmanlike manner

4.3.2.2     if the disrepair is due to an Insured Risk or is as a result of fair wear and tear the Tenant shall give notice to the Landlord of the disrepair

4.4          Alterations

4.4.1        Not make or allow to be made any Alterations (save in respect of Tenant’s fixtures and fittings furnishings and equipment) without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

4.4.2        All Alterations shall remain the property of the Tenant until the expiration or earlier termination of this Lease at which time they shall become the property of the Landlord if the Landlord so elects (other than the tenant’s fixtures and equipment which shall remain the property of the Tenant at all times) provided however that the Landlord may at the Landlord’s option (acting reasonably) require the Tenant at the Tenant’s proper expense to remove any or all

Alterations made by or at the request of the Tenant (PROVIDED THAT the Landlord’s request for reinstatement was recorded in writing at the time of consenting to such Alterations) of the Tenant’s Works and restore the Premises by the expiration or earlier termination of this Lease to the condition existing prior to the construction of any such Alterations or the Tenant’s Works.

4.4.3        The Landlord shall provide to the Tenant at the cost of the Tenant the facilities and equipment required to use the card access system for the Building and Premises

4.5          Entry

To permit the Landlord and its agents and all persons authorised by them (upon giving reasonable prior written notice to the Tenant and except in the case of emergency upon agreeing a time with the Tenant) to enter the Premises during Normal Working Hours:

4.5.1        To examine the state of repair and condition thereof

4.5.2        To check and take inventories of the Landlord’s fixtures and fittings and the Apparatus

4.5.3        To repair and maintain the Premises and the Apparatus

4.5.4        In so far as it cannot reasonably be carried out from the remainder of the Building to repair and maintain or execute any work upon the Building or any part thereof or any Landlord’s fixtures and fittings or the Apparatus therein (including the installation of additional or the extension of existing plant machinery equipment services utilities and systems) or to cleanse empty repair or renew any Conduits or for the provision of any of the services referred to in Schedule 2 and all physical damage occasioned thereby to the Premises the Tenant’s stock equipment and fixtures and fittings being made good as soon as reasonably possible

4.5.5        In an emergency in the event of fire or other catastrophe occurring

4.5.6        To read all the meters and counters in the Premises

4.5.7        To exercise the rights herein excepted and reserved

4.5.8        For any other purpose connected with the interest of the Landlord in the Premises or any dealing therewith:

PROVIDED THAT if in the exercise of such rights of entry any damage is caused to the Premises the same shall be rectified forthwith by the Landlord at the Landlord’s expense to the reasonable satisfaction of the Tenant and that as little inconvenience as possible shall be caused.

AND FURTHER PROVIDED that the Landlord shall only cany out works pursuant to Clause 4.5.3 above at times reasonably convenient to the Tenant and after due consultation with the Tenant so that the Tenant’s quiet enjoyment of the Premises is not unduly affected

4.6          Use

4.6.1        Subject always to the following provisions of this Clause 4.6 and the Rules not to use the Premises otherwise than for the Permitted Use and in accordance with the requirements and conditions of any planning permission authorising such use from time to time

4.6.2        Not to do on the Premises anything which may be illegal or immoral or a nuisance or annoyance or cause danger or injury or damage to the Landlord or any tenant or any neighbouring owner or occupier and to pay all costs charges and expenses incurred by the Landlord in abating a nuisance and in executing such works as may be required to abate a nuisance in obedience to any notice served upon the Landlord in respect of or incidental to the Premises or the use thereof

4.6.3        Not to use the Premises for any noxious noisy or offensive trade or business and not to hold any sale by auction or public show nor keep any live animals or birds on the Premises and not to allow on the Premises anything which is or may become dangerous offensive combustible inflammable radioactive or explosive

4.6.4        Not to trade or display goods outside the Premises nor to cause any obstruction outside the Premises

4.6.5        Not to use on the Premises any machine (other than machinery normally associated with the Permitted Use and which where appropriate shall be mounted so as to minimise noise and vibration) without the written consent of the Landlord such consent not to be unreasonably withheld or delayed and not to use on the Premises any machinery or sound reproduction or amplifying equipment which shall be noisy or cause vibration or be a nuisance disturbance or annoyance to the Landlord or the owners and/or occupiers of any adjoining or neighbouring premises

4.6.6        Not to do anything which imposes any excessive load or strain on the Site (including the Building and the Premises) or any part thereof

4.6.7        Not to suffer or permit any person to reside or sleep on the Premises

4.6.8        Not to discharge anything into the Conduits serving the Premises or the Site which will be corrosive or harmful or which may cause any obstruction or deposit therein

4.6.9        Not to commit any waste upon or to the Premises the Apparatus the Building or the Site

4.6.10      Not to use the passenger lifts in the Building for the movement of materials or goods except by prior arrangement with the Landlord

4.6.11      Not to obstruct others lawfully using the Common Parts and to use the same in a reasonable manner and in accordance with the Rules made by the Landlord from time to time in regard thereto

4.6.12      Not to permit any employee of the Tenant or Tenant’s Parties to enter any part of the Site other than the Premises and the Common Parts

4.7          Alienation

4.7.1        Not to hold the Premises on trust for another

4.7.2        Not to assign underlet or charge part only of the Premises save that the Tenant may underlet part of the Premises if such underletting is of a contiguous area of not less than 10,000 square feet and the requirements of clause 4.7.5 – 4.7.8 (inclusive) are complied with

4.7.3        Not to assign this Lease without the consent of the Landlord but subject to the operation of the following provisions of this clause 4.7.3 such consent is not to be unreasonably withheld or delayed

4.7.3.1     In addition to reasonable grounds the Landlord may withhold its consent to an application by the Tenant for licence to assign this Lease unless (for the purposes of s 19(1 A) of the Landlord and Tenant Act 1927) the condition and criteria set out in this clause 4.7.3.1 are met that

4.7.3.1.1                at the time of the assignment there are no arrears of rent or other monies properly due under this Lease to the Landlord

4.7.3.1.2                at the time of assignment the Tenant enters into an authorised guarantee agreement the operative provisions of which are in the form required in Schedule 5 Part 2 or in such other form as the Landlord shall reasonably require

4.7.3.1.3                on an assignment by the Tenant to a company which is another member of the Tenant’s Group the Tenant procures that another company in the Tenant’s Group which is reasonably acceptable to the Landlord (unless it is the assignee or it would be required under the terms of this              Lease to enter into an authorised guarantee agreement) enters into a guarantee the operative provisions of which are in the form required in Schedule 5 Part 1 but in determining whether a member of the Tenant’s Group is an acceptable assignee the Landlord shall be entitled to disregard any guarantee being given on behalf of the proposed assignee.

4.7.3.1.4                on an assignment if the Landlord reasonably so requires to procure a guarantee to the tenant covenants of the assignee from a guarantor who is reasonably acceptable to the Landlord the operative provisions of which are in the form required in Schedule 5 Part 1.

4.7.3.1.5                in the reasonable opinion of the Landlord the proposed assignee is a person who is likely to be unable is likely to become unable to comply with the tenant covenants of this Lease which likelihood is adjudged by reference to the financial strength of the proposed assignee aggregate with that of any guarantor offered of the proposed assignee at the date of the proposed assignment

4.7.4        Not to underlet the whole of the Premises or any contiguous part of not less than 10,000 square feet without the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

4.7.5        On the grant of an underlease to obtain covenants by deed from the underlessee direct with the Landlord in such form as the Landlord may require that the underlessee will:

4.7.5.1     not assign sub-underlet or charge part only of the premises underlet and not sub-underlet the whole of the premises underlet

4.7.5.2     not part with or share possession or occupation of the whole or any part of the premises underlet nor grant to third parties rights over them otherwise than by a permitted assignment

4.7.5.3     not to assign the whole of the premises underlet without obtaining the previous consent of the Landlord under this Lease

4.7.6        On the grant of any underlease

4.7.6.1     to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the revision of rent in this Lease

4.7.6.2     not to reserve or take a premium or fine

4.7.6.3     to reserve a rent which is not less than the market rent for the underlet premises at the time of the grant of the underlease

4.7.6.4     to include such covenants of the underlessee as are not inconsistent with or impair the due performance and observance of the covenants of the Tenant in this Lease and

4.7.6.5               to include provisions in the underlease to the same effect as those in clause 4.7.5 and 4.7.6 save that there shall be an absolute prohibition on underletting of part or whole of the underlet premises

4.7.7       Not to underlet the whole or any part of the Premises otherwise than by way of Unsecured Underletting

4.7.7.1     Not otherwise than by assignment or underletting permitted under this clause 4.7

4.7.7.2     to part with or share possession or occupation of the whole or any part of the Premises or

4.7.7.3     to grant to third parties any rights over the Premises

4.7.8       The preceding provisions of this clause 4.7 do not apply to any parting with possession or occupation or the sharing of occupation or sub-division of the Premises to or with any member of a group of companies of which the Tenant is itself a member if:

4.7.8.1     the interest in the Premises so created is and remains no more than a tenancy-at-will and

4.7.8.2     the possession occupation or subdivision are immediately determined if the Tenant and the relevant member cease for any reason whatsoever to be members of the same group of companies.

4.8          Registration of disposition of this Lease

Within one month after a disposition of this Lease (‘disposition’ being an assignment charge transfer underlease sub-underlease assignment or surrender of any underlease or sub-underlease or on any transmission by death or otherwise documentary evidence of devolution affecting the Premises):

4.8.1        to produce to and leave with the solicitors for the time being of the Landlord a certified copy of the document effecting the disposition and

4.8.2        to pay to the solicitors such fee as they may reasonably require for the registration such fee not being less that thirty five pounds plus Value Added Tax

4.9          Enforcement of underlease

4.9.1        Not without the consent of the Landlord to vary the terms or waive the benefit of any covenant of the underlessee or condition in an underlease of the Premises.

4.9.2        Not without the consent of the Landlord (such consent not to be unreasonably withheld) to accept a surrender of any underlease of the Premises

4.9.3        Diligently to enforce the covenants of the underlessee and the conditions in an underlease of the Premises or the sub-let part (as the case may be) and (if reasonably required by the Landlord) to exercise by way of enforcement the powers of re-entry in the underlease

4.9.4        Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlease of the Premises or the sub-let premises

4.9.5        Not to accept the payment of rent from an underlessee of the Premises or the sub-let premises otherwise than by regular quarterly (or more frequent) payments in advance

4.9.6        Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Premises or the sub-let premises

4.10        Contractors

Not to invite or permit contractors to carry out work to the Premises including but not limited to maintenance contractors or building contractors (such as may be required to effect agreed Alterations) without prior approval of Landlord such approval not to be unreasonably withheld or delayed

4.11        Compliance with Statutes

To comply in all respects with and in a proper and workmanlike manner to execute all works required under the provisions of all statutes for the time being in force and the directions of any competent authority relating to the Premises or any part thereof or the use thereof or anything contained therein or the employment therein of any person or persons (but not in respect of Hazardous Materials whatsoever relating to the Site the Building or the Premises including in particular asbestos unless brought onto the Premises by the Tenant or any visitor of the Tenant) and not to do or omit or suffer to be done or omitted on or about the Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses and to indemnify and keep indemnified the Landlord against all claims demands costs expenses and liability in respect of the foregoing

4.12        Hazardous Materials

4.12.1      Not to cause or allow any of Tenant’s Parties to cause any Hazardous Materials to be used generated stored or disposed of on or about the Premises the Common Parts or the Site

4.12.2      To obtain Landlord’s written consent prior to the introduction of any Hazardous Materials to the Premises the Common Parts or the Site such consent not to be unreasonably withheld or delayed where the Tenant can satisfy the Landlord that the Hazardous Materials will be safely handled and stored whilst on the site and the Tenant can and does comply with any requirements of the Landlord’s insurers

4.12.3      Notwithstanding the foregoing Tenant may handle store use and dispose of products containing small quantities of Hazardous Materials for “general office purposes” (such as toner for fax machines and correction fluid)

4.12.4      Any Hazardous Materials handled by the Tenant shall be stored used and disposed of in a lawful manner and the Tenant shall never allow contamination of the Premises the Common Parts or the Site

4.12.5      The Tenant shall indemnify and hold the Landlord harmless from and against all liabilities losses costs and expenses demands causes of action claims or judgements directly or indirectly arising out of the use generation storage release or disposal of Hazardous Materials by Tenant or Tenant’s Parties in the Premises the Common Parts or the Site Provided that nothing in this Clause 4.12 or elsewhere in this Lease shall impose any liability on the Tenant in respect of any Hazardous Materials which are present at the Site as at the date of this Lease.

4.12.6      Neither the consent by the Landlord to the use generation storage release or disposal of Hazardous Materials nor the strict compliance by the Tenant shall excuse the Tenant from the Tenant’s obligation of indemnification pursuant to Clause 4.12.5 and the Tenant’s obligations to the foregoing indemnity shall survive the expiration or earlier termination of this Lease

4.13        Planning/Environmental Matters

4.13.1      Not to apply for planning permission in respect of the Premises without the Landlord’s prior written consent (not to be unreasonably withheld or delayed) and if the Landlord attaches conditions to any such consent not to apply for any planning permission except in accordance with those conditions so far as the same are reasonable

4.13.2      At all times during the Term to comply with the provisions and requirements of the Planning Acts and of any planning permissions (and the conditions thereof) relating to or affecting the Premises or the use thereof or any operations works acts or things carried out executed done or omitted thereon and to keep the Landlord indemnified in respect thereof

4.13.3      Subject to Clause 4.13.1 as often as occasion requires during the Term at the Tenant’s expense to obtain and if appropriate renew all planning permissions and serve all notices required under the Planning Acts for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof

4.13.4      To pay and satisfy any charge imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid

4.13.5      Unless the Landlord otherwise directs in writing to carry out and complete before the expiration or earlier determination of the Term any work required to be carried out to the Premises as a condition of any planning permission granted during the Term whether or not the date by which the planning permission requires such works to be carried out is during the Term and any development begun on the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

4.13.6      When called upon so to do to produce to the Landlord and the Landlord’s Surveyor all plans documents and other evidence reasonably required by the Landlord to satisfy itself that the Tenant’s obligations in this Clause 4.13 have been complied with

4.13.7      Not without the prior written consent of the Landlord to enter into a planning obligation for the purposes of Section 106 of the Town and Country Planning Act 1990

4.13.8      As soon as practicable to notify the Landlord of any order direction proposal or notice under the Planning Acts served on or received by the Tenant or coming to the Tenant’s notice which relates to or affects the Premises and to produce to the Landlord if required any such order direction proposal or notice in the Tenant’s possession and not to take any action in respect of such order direction proposal or notice without the Landlord’s approval such approval not be unreasonably withheld or delayed

4.13.9      In relation to any act the commission or omission of which requires any consent licence or other authority under the Environmental Protection Act not to do or omit to do (as the case may be) such act without obtaining such authority and not to apply for such authority without the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed)

4.14        Easements

Not to obstruct any window light or way belonging to the Premises or to any adjoining or neighbouring premises nor acknowledge that any easement or other right for the benefit of the Premises is enjoyed by consent of any other person nor knowingly permit any new easement right or encroachment to be made into against or on the Premises and to give immediate notice to the Landlord if any easement right or encroachment against or affecting the Premises shall be made or attempted and at the Landlord’s request and the Tenant’s reasonable and proper cost to adopt such means as may be reasonably required to prevent the same

4.15        Notifications

Forthwith on receipt of any permission notice order or proposal relating to the Premises or the use or condition thereof given or issued by any governmental local or other public or competent authority to give full particulars thereof to the Landlord and if so required by the Landlord to produce the same to the Landlord and to take all necessary steps to comply therewith and also when requested by the Landlord to make or join with the Landlord in making such objections and representations against or in respect of the same as the Landlord shall deem expedient at the Landlord’s cost provided that the same has not been caused by the Tenant’s default or omission

4.16        Defects

Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state or condition of the Premises which would or might give rise to an obligation upon the Landlord to do or refrain from doing any act or thing in order to comply with any duty of care imposed upon the Landlord and to indemnify the Landlord against or in respect of any losses claims actions costs demands or liability arising out of any failure of the Tenant to comply with its obligations under this Lease and at all times to give such notice and display such signs as the Landlord having regard to such duty of care requires to have displayed at the Premises

4.17        Advertisements/Aerials/Signs

4.17.1      Not to affix or exhibit any advertisement placard notice or sign either outside the Premises or inside the Premises so as to be seen from the outside or on the Common Parts save that the Tenant (and any permitted sub-tenant) shall be permitted to display at its own cost one name board on the exterior of the Building in such place and in such form as the Landlord shall first approve in writing (such approval not to be unreasonably withheld or delayed) and the Tenant and any permitted sub-tenant shall also be entitled at its own cost to display a name board on a plinth erected by the Landlord outside the Building such name board to be first approved by the Landlord (such approval not to be unreasonably withheld or delayed)

4.17.2      Not to install any outside satellite receiving dish or television or radio aerial on the Premises or the Site and if the Landlord so requires to remove at the end or earlier determination of the Term any item so exhibited or installed making good all damage caused thereby

4.17.3      Not to erect any signs notices and graphics of every kind or character visible in or from public view or the Common Parts or the exterior of the Premises without the Landlord’s prior written approval which the Landlord shall have the right to withhold in its sole discretion

4.17.4      Not to place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon the Common Parts or any flagpole or mast on the Premises the Building or the Site without the Landlord’s prior written approval which the Landlord shall have the right to withhold in its sole discretion

4.17.5      To remove all signs name boards graphics flagpoles or masts by the termination of this Lease and to ensure that such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises the Building or the Site and to make good any damage thereby caused

4.18        Notice Boards

During the last six months of the Term to permit the Landlord or its agents to affix upon any suitable part of the Premises (not being a part of the Premises where the Tenant exhibits any permitted sign) (provided that the Permitted Use is not materially prejudiced) a notice board or bill relating to any reletting of the same or to any sale or other dealing with any interest in reversion to this Lease and the Tenant will not remove or obscure the same and will permit those authorised by the Landlord (upon prior appointment being made with the Tenant) in connection with any such reletting sale or other dealing to enter and view the Premises without interruption making good any damage or loss occasioned and causing as little inconvenience as possible

4.19        Expenses

To pay to the Landlord on demand and on an indemnity basis all reasonable and proper costs charges expenses damages and losses (including but without prejudice to the generality of the foregoing legal costs bailiff’s fees and surveyor’s fees) properly incurred by the Landlord in relation to or incidental to or in contemplation of:-

4.19.1      The preparation and service of a notice under Section 146 of the Law of Property Act 1925 and/or any proceedings relating to the Premises whether under Sections 146 and/or 147 of the Law of Property Act 1925 or otherwise (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Law of Property Act 1925 and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notices

4.19.2      Procuring the remedying of any breach of covenant on the part of the Tenant or any sub-tenant or their respective predecessors in title contained in this Lease

4.19.3      Every application made by the Tenant for a consent or licence required by the provisions of this Lease whether such consent or licence is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn save where the Landlord unlawfully withholds consent

4.20        Indemnity

To keep the Landlord indemnified from and against all proper loss damage actions proceedings claims demands costs and expenses of whatsoever nature and whether in respect of any injury to or the death of any person or damage to any property movable or immovable or otherwise howsoever arising directly or indirectly from any breach of covenant on the part of the Tenant herein contained or from the use of the Premises or out of any works carried out at any time during the Term to the Premises by the Tenant or out of anything now or during the Term attached to or projecting from the Premises or as a result of any act neglect or default by the Tenant or by any sub-tenant or by their respective Tenant’s Parties

4.21        Yield up

At the expiration or sooner determination of the Term:

4.21.1      Quietly to yield up the Premises to the Landlord with vacant possession in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on its part herein contained (trade or tenant’s fixtures and fittings only excepted)

4.21.2      If required by the Landlord to remove all fixtures and fittings installed in the Premises during the Term

4.21.3      To make good to the reasonable satisfaction of the Landlord all damage caused as a result of the removal by the Tenant of any fixtures and fittings

4.22        VAT

Upon receipt of a valid VAT invoice:

4.22.1      To pay to the Landlord such VAT as may be or become payable in respect of the Rent reserved by and other monies payable under and the consideration for all taxable supplies received or deemed to be received by the Tenant under or in connection with this Lease

4.22.2      In every case where the Tenant has agreed to reimburse or indemnify the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease to reimburse in addition any VAT paid by the Landlord on such payment

4.23        Regulations

To comply with all Rules as the Landlord may from time to time make or give for the orderly convenient and proper management of the Site (including the Building) or any part or parts thereof

4.24        Observe Covenants

To observe and perform the agreements covenants and stipulations (if any) referred to in Part 4 of Schedule 1 so far as any of the same are still subsisting and capable of taking effect and relate to the Premises and to keep the Landlord indemnified against all actions proceedings costs claims demands and liability in any way relating thereto

4.25        Keys

4.25.1      To ensure that the Landlord has keys to enable it at all times to gain access to the Premises

4.25.2      Not to change or add any locks to the Premises without the prior written approval of the Landlord such approval not to be unreasonably withheld or delayed

5              LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant as follows:-

5.1          Quiet Enjoyment

Provided the Tenant is paying the Rents and other monies hereby reserved and performing and observing the covenants conditions and agreements on the part of the Tenant herein contained the Tenant may peaceably hold and enjoy the Premises during the Term without interruption by the Landlord or any person lawfully claiming through under or in trust for the Landlord

5.2          Services

Provided that the Landlord is not prevented by any Insured Risk accident strike combination or lockout of workmen or any other cause beyond its control the Landlord will use all reasonable endeavours to provide or secure the provision of the Part 1 Services in an efficient manner and in accordance with the principles of good estate management provided that the Landlord shall not be responsible for any temporary delay stoppage or omission in connection therewith due to any cause or circumstances beyond the Landlord’s control provided further that the Landlord uses all reasonable endeavours to procure that the defect is remedied as quickly as possible and that the Tenant is not charged for those Services which are interrupted until they are restored

5.3          Keys

To ensure that any keys held by the Landlord relating to the Premises are only used for the purposes of entry herein provided

5.4          Repair

To keep the Building in good repair and condition (including liability for repair remediation or otherwise as a result of asbestos in the Building and the Premises) save where the repair to the Premises is the responsibility of the Tenant

6              INSURANCE

Landlord’s Obligations

6.1           The Landlord hereby covenants with the Tenant as follows:-

6.1.1        Save to the extent that any insurance shall be vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective Tenant’s Parties the Landlord will insure or cause to be insured the Site (including the Building and the Apparatus) against loss or damage by the Insured Risks in a sum equal to the likely cost of completely rebuilding reinstating and replacing the same (taking into account estimated increases in building costs) together with the cost of demolition shoring hoarding and removal of debris and a proper provision for professional fees in respect of rebuilding renewing and reinstating together in each case with VAT and against Loss of Rent Notwithstanding the foregoing the Landlord shall not be liable to insure any of the Tenant’s furniture machinery goods inventory or supplies or other personal property or fixtures which the Tenant may keep in the Premises

6.1.2        Such insurance as provided by the Landlord pursuant to Clause 6.1 shall be in the form and with deductibles and endorsements as selected by the Landlord from time to time save that if the Landlord’s deductible in respect of any claim in respect of the Premises shall exceed £5,000.00 the Landlord shall give notice thereof to the Tenant

6.1.3        In case of damage or destruction to the Premises by any of the Insured Risks to expend when lawful so to do all monies received by the Landlord (other than in respect of Rent and fees) under the Landlord’s insurance in or towards reinstating such damage or destruction so far as practicable making good any deficit out of its own monies but if reinstatement as aforesaid shall not be permitted or possible or shall be frustrated the insurance monies shall belong to the Landlord absolutely provided always that in such circumstances the Landlord or Tenant may at their option determine this Lease by giving one month’s written notice to the other

Tenant’s Obligations

6.2           The Tenant hereby covenants with the Landlord as follows:-

6.2.1        Not to effect any separate insurance of the Premises against loss or damage by any of the Insured Risks but if the Tenant shall become entitled to the benefit of any insurance on the Premises then the Tenant shall apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received

6.2.2        Not to carry on upon the Premises any trade business or occupation in any manner or do any other thing which in the reasonable opinion of the Landlord may make void or voidable any policy for the insurance of the Site (including the Building) or any adjoining or neighbouring property against any risk for the time being required by the Landlord to be covered or render any increased or extra premium payable for such insurance (without in the latter event first having paid every such increased or extra premium) and to pay to the Landlord on demand any increased premiums payable in respect of the Premises or any adjoining or neighbouring premises arising by reason of the Premises being unoccupied

6.2.3        To carry out in accordance with the reasonable directions of the Landlord all such works as may be required by it for the better protection of the Premises and to comply with the requirements of the Landlord’s insurers in respect of the Premises

6.2.4        In the event of the Premises or any part thereof being destroyed or damaged by any peril whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant stating whether and to what extent such destruction or damage was brought about directly or indirectly by any of the Insured Risks

6.2.5        In the event of the Premises or any adjoining or neighbouring premises of the Landlord or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any sub-tenant or their respective Tenant’s Parties then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may be) the irrecoverable portion of the cost (including professional and other fees and VAT) of completely rebuilding and reinstating the same

6.2.6        In the event of any claim on the Landlord’s policy to indemnify the Landlord against any excess deducted from the payment of such claim

Abatement of Rent

6.3           If the Premises or any part thereof or access thereto shall be destroyed or damaged by any Insured Risk so as to be unfit for occupation or use then save to the extent that the insurance of the Premises shall have been vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective Tenant’s Parties the Rents or a fair and just proportion thereof according to the nature and extent of the damage sustained (the amount of such proportion if it cannot be agreed to be determined by a single arbitrator to be appointed on the application of either party by the President for the time being (or other next senior officer available) of the Royal Institution of Chartered Surveyors whose decision shall be final and binding) shall be suspended until the Premises or access thereto or the damaged portion thereof shall have been reinstated or made fit for occupation and use or (if earlier) until the insurance effected or caused to be effected by the Landlord in respect of Loss of Rent shall be exhausted

6.4           If the Premises or access thereto have not been reinstated or made fit for occupation and use by the time the insurance effected or caused to be effected by the Landlord in respect of Loss of Rent shall be exhausted either the Landlord or the Tenant may determine this Lease by giving seven days notice to the other

7              PROVISOS

Provided always and it is hereby agreed and declared as follows:-

7.1          Default

If and whenever-

7.1.1        Failure to pay the Rents or any part thereof or any other amount due and payable hereunder shall be in arrear or unpaid for twenty-one (21) days after the same shall have become due (whether formally demanded or not) or

7.1.2        There shall be any other breach non-performance or non-observance of any of the covenants and conditions herein contained and on the part of the Tenant to be observed or performed or

7.1.3        The Tenant enters into an arrangement or composition for the benefit of its creditors or

7.1.4        The Tenant has any distress or other execution levied on its goods at the Premises or

7.1.5        The Tenant (being in either case an individual) becomes or is made bankrupt or has an administration order made in respect of it or appears unable to pay its debts within the meaning of Section 268 of the Insolvency Act 1986 or

7.1.6        The Tenant (being in either case a body corporate) has a winding up order made in respect of it other than a members’ voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction approved by the Landlord such approval not to be unreasonably withheld or delayed or has a receiver administrator or an administrative receiver appointed of it or any of its assets which appointment remains undismissed or undischarged for a period of ten (10) days or is dissolved or struck off the Register of Companies or (being a body corporate incorporated outside the United Kingdom) is dissolved or ceases to exist under the laws of its country or state of incorporation or appears unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 then and in any such case it shall be lawful for the Landlord or any person authorised by the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine without prejudice to any right or remedy of the Landlord in respect of any breach of the Tenant’s covenants contained in this Lease

7.2          Exclusion of Use Warranty

Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may be used for any purpose whatsoever under the Planning Acts now or from time to time in force (including the Permitted Use) or that the Premises are or will remain otherwise fit for any such use

7.3          VAT

Except where otherwise expressly stated in this Lease all Rents or other consideration in respect of supplies for VAT purposes received or deemed to be received by the Tenant under or in connection with this Lease is exclusive of VAT

7.4          Service of Notices

Any notice required to be served under this Lease shall be in writing and shall be properly served if it complies with the provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or Section 23 of the Landlord and Tenant Act 1927 and in addition any notice shall be sufficiently served if sent by facsimile transmission to the party to be served and service shall be deemed to be made on the date of transmission if transmitted before 4.00 p.m. on the date of transmission but otherwise on the next day

7.5          Development of Neighbouring Premises

So far as the same does not materially and substantially derogate from the rights granted to the Tenant in this Lease and the Permitted Use shall not be materially prejudiced the Landlord shall be entitled to carry out or permit the development of any adjoining or neighbouring premises (whether included in the Site or not) and to build on or into any boundary wall of the Premises or to re-route any services in the Premises notwithstanding that the access of light or air to the Premises may thereby be diminished or otherwise interfered with

7.6          Compensation

Any statutory right of the Tenant or any sub-tenant to claim compensation from the Landlord on vacating the Premises shall be excluded as far as the law allows

7.7          Implied Easements

The operation of Section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatsoever to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease

7.8          Disputes with Adjoining Occupiers

Any dispute arising as between the Tenant and the lessees tenants or occupiers of adjoining or neighbouring premises belonging to the Landlord relating to any easement right or privilege in connection with the Premises or relating to the party or other walls of the Premises or as to the amount of any contribution towards the expenses of works to services or matters used in common shall be referred to the Landlord (acting reasonably and in a professional manner) whose decision shall be binding upon all parties to the dispute

7.9          Tenant’s Effects

The Tenant hereby irrevocably appoints the Landlord to be its agent to store or dispose of any effects left by the Tenant on the Premises 14 days after the termination of this Lease (whether by effluxion of time or otherwise) on any terms that the Landlord thinks fit and without the Landlord being liable to the Tenant and to include but not be limited to the cost of storage (if any) and any other expenses reasonably incurred by the Landlord but the Landlord paying to the Tenant the balance of the sale proceeds thereof forthwith and the Tenant hereby agrees to indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

7.10        Landlord’s Liability

7.10.1      The Landlord shall not be liable to the Tenant in respect of any failure of the Landlord to perform any of the Landlord’s obligations to the Tenant under this Lease whether express or implied unless and until the Tenant has notified the Landlord or the Landlord otherwise has knowledge of the facts giving rise to the failure and the Landlord has failed within a reasonable time to remedy the same nor shall the Landlord be liable for any indirect loss or damage including consequential loss from any damage or loss to any property of the Tenant at the Premises

7.10.2      Any person undertaking an obligation under or by virtue of this Lease which is a landlord covenant for the purposes of the 1995 Act does so only in respect of the period of time during which the reversion immediately expectant upon the determination of the Term is vested in such person and not further or otherwise

7.11        No Waiver

7.11.1      No demand for or receipt or acceptance of any part of the Rent hereby reserved or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence

7.11.2      The return to the Tenant of any Rents or other monies paid by banker’s standing order or direct debit as soon as reasonably practicable after receipt shall be treated as a refusal by the Landlord to accept the same and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such receipt as a defence

7.11.3      If the Landlord waives the performance of any term covenant or condition contained in this Lease such waiver shall not be deemed to be a waiver of a subsequent breach of the same of any other term covenant or condition contained herein

7.11.4      Failure by the Landlord to enforce any of the terms covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of the Landlord to insist thereafter upon strict performance by the Tenant.

8.             Break Clause

The Tenant shall be entitled by giving not less than six (6) months notice in writing to the Landlord to terminate this Lease at 28th February 2010 and PROVIDED THAT the Tenant shall not be in arrears of any monies payable under the Lease at the expiry of such notice and shall with such notice pay to the Landlord a sum equivalent to the then payable Rent and Additional Rent (including Value Added Tax) for the period of six months as compensation for such termination (but for the avoidance of doubt this compensation payment shall not relieve the Tenant of the obligation to pay the Rent and the Additional Rent for the period up to the expiry of such notice) and from the expiration of such notice this Lease shall absolutely cease and determine but without prejudice to any right or remedy of the Landlord or Tenant in respect of any antecedent breach by the other party of the provisions of this Lease and upon termination the Tenant shall deliver to the Landlord the original of this Lease

9.             Confidentiality

The Landlord and the Tenant covenant with each other to keep confidential and not at any time to disclose or make known to anyone whatsoever or use for their own or any other person’s benefit the contents of this Lease except as may be required by any legal or regulatory authority to which the Landlord or Tenant is subject or to any professional adviser

10.          Jurisdiction

This Lease is and shall be governed by and construed in all respects in accordance with the laws of England

11.          Status of Lease

For the purposes of the 1995 Act this Lease is a new tenancy

12.          Successors and Assigns

This Lease shall be binding upon and inure to the benefit of Landlord its successors and assigns and shall be binding upon and inure to the benefit of the Tenant and its successors

13.          Exclusion of Rights under The Contracts (Rights of Third Parties) Act 1999

A person who is not party to the Lease shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

SCHEDULE 1

Part 1

(Premises)

All those premises shortly described in the Particulars which are for the purpose of identification shown edged red on Plans No 2 3 and 4 and which include for the purpose of obligation as well as of grant

1.             The plaster or other rendering and decorative covering of the walls thereof and (in the case of non structural walls only) the inner half thereof severed medially

2.             The floor screed (but not the slab beneath the same) and the raised floors

3.             The ceiling thereof (but not the beams above the same)

4.             All partition walls bounding the offices (but not the external walls) including the doors and windows fitted therein and their respective frames and fixings

5.             All carpets and floor covering within and all other Landlord’s fixtures and fittings in on or forming part of such offices and exclusively serving the same

SCHEDULE 1

Part 2

(Easements and rights granted)

The following rights are granted to the Tenant in connection with the use of the Premises in accordance with and subject to the provisions of this Lease such rights being exercisable in common with the Landlord and those authorised by the Landlord including other tenants of the Site

(i)            The use of the Common Parts for all proper purposes

(ii)           The free passage of water soil electricity telephone and other services for the Premises through the Conduits which are in other parts of the Site and which serve the Premises end

(iii)          Support shelter and protection from other parts of the Building and the Site

(iv)          The right to the Car Parking specified in the Particulars

(v)           Subject to availability the right to use the Landlord’s canteen gymnasium conference and auditorium facilities

(vi)          The right to connect into and use the telephone system at the Site (if any)

(vii)         the use of the Apparatus and the Conduits serving the Premises

(viii)        the right to install connect into and use one domestic satellite receiving dish on such part of the Premises as forms Building 1000, (such satellite dish to be positioned in such place as is first approved by the Landlord, such approval not to be unreasonably withheld or delayed) provided always that the satellite dish is not to be mounted on the facade of Building 1000 or in any other location such that it is visible from the car parks or pedestrian walkways to and from the other buildings on the Site..

(ix)           such other rights (if any) as are requisite for the reasonable use and quiet enjoyment of the Premises for the Permitted Use.

PROVIDED THAT the Landlord shall be entitled to close the Common Parts or any part or parts thereof from time to time for estate management purposes upon providing the Tenant with a reasonable alternative and upon giving the Tenant reasonable prior notice (except in an emergency) provided that such closure is kept to a minimum as far as reasonably possible

SCHEDULE 1

Part 3

(Exceptions and reservations)

Excepting and reserving in favour of the Landlord and its tenants agents and licensees and those authorised by the Landlord and all other persons who now have or may hereafter be granted similar rights:-

(i)            The full free and uninterrupted passage and running of water soil telephone electricity telecommunication and all other services and supplies of whatsoever nature from and to any other parts of the Site and any other adjoining or neighbouring property of the Landlord through such of the Conduits serving the same which are or may hereafter during the Perpetuity Period be in on under or over the Premises and the right of entry (subject to reasonable prior notice except in the case of emergency) onto the Premises for the purpose of inspecting repairing renewing relaying cleansing maintaining and connecting up to any such existing or future Conduits the Landlord making good any damage thereby caused to the reasonable satisfaction of the Tenant and causing as little inconvenience as possible

(ii)           So far as the same does not materially and substantially derogate from the rights granted to the Tenant in this Lease the right to erect or to consent hereafter to any person erecting a new building or to alter any part of the Site or any building for the time being on any adjoining or neighbouring property of the Landlord in such manner as the Landlord or the person or persons exercising such right may think fit and notwithstanding that such alteration or erection may diminish the access of light and air enjoyed by the Premises and the right to deal with the remainder of the Site and any adjoining or neighbouring property of the Landlord as it may think fit

(iii)          The right to erect temporary scaffolding for the purpose of repairing cleaning rebuilding renewing or altering the Building or any part thereof or any buildings which now or may at any time during the term hereby created be on the adjoining or neighbouring property of the Landlord notwithstanding that such scaffolding may restrict the access to or enjoyment and use of the Premises provided that such scaffolding is removed as soon as reasonably practicable

(iv)          The right for the Landlord and those authorised by the Landlord to enter the Premises for the purposes and in the manner mentioned in this Lease and in particular but without prejudice to the generality of the foregoing to enable the Landlord to clean and maintain the Premises and keep the same in repair and for security and insurance purposes Provided that where the Landlord enters for the purposes of repairing and maintaining the Premises the Landlord carries out such works at times reasonably convenient to the Tenant and after due consultation with the Tenant so that the Tenant’s quiet enjoyment of the Premises is not unduly affected the Landlord making good any damage to the reasonable satisfaction of the Tenant and causing as little inconvenience as possible

(v)           All rights of light air support shelter and protection for the parts of the Building and the Site not included in the Premises and all such rights (if any) as shall now or hereafter belong to and be enjoyed by any land or premises adjacent the Building

(vi)          The right to remove plant and equipment from Core 24W of 1000 including the right to dismantle walls forming part of the Premises to facilitate such removal subject to the Landlord reinstating such walls as soon as reasonably possible and causing as little inconvenience and nuisance to the Tenant as reasonably possible

SCHEDULE 1

Part 4

(Matters to which the Premises are subject)

All the matters found in the entries of the Property and Charges registers (other than financial charges) of Title Number HP494092

SCHEDULE 2

ADDITIONAL RENT

Part 1 Services

(i)            Use of vending services canteen and gymnasium (subject to the Tenant and the Tenant’s Parties paying any charges in like manner as the employees of the Landlord)

(ii)           Provision of conference and auditorium facilities for occasional use provided that the Tenant shall be entitled to use such facilities for a minimum of 10% of the availability thereof in any week by agreement with the Landlord (acting reasonably) excluding specific external charges (e.g. telephone charges and video link)

(iii)          Mail services excluding postage charges for mail

(iv)          All maintenance repair renewal and cleaning of the Site (including the Property the Building the Common Parts the Apparatus and the Conduits)

(v)           Sign boards outside the Building and/or on the Site holding details of the Tenant

(vi)          Discharge of Rates sewerage and water rates for the Premises and the Site

(vii)         Supply of electricity to the Premises and the Site (including any standing charge) save for any electricity supplied through a meter exclusively for the Premises

(viii)        Provision of 24 hour security for the Site

(ix)           Heating lighting and air conditioning during Normal Working Hours for the Premises and the Common Parts

(x)            Insurance of the Site (including the Building)

(xi)           Depreciation of capital items in respect of the Building (including the Premises) the Common Parts the Apparatus and the Conduits such depreciation to be determined by the Landlord’s auditors acting reasonably (save in respect of manifest error) and in accordance with normal accountancy practice

Part 2

Services

(i)            The provision of telephone handsets and any additional equipment requested by the Tenant and telephone charges including line rental and all calls

(ii)           Space re-arrangements and fit-up including installation of additional cables

(iii)          Stationery supplies

(iv)          Photocopying

(v)           Postage charges

(vi)          External charges for use of video conference and telephone facilities

(vii)         Non-standard cleaning

(viii)        Heating and air-conditioning outside Normal Working Hours

(ix)           Repair maintenance and renewal of the Premises for reasons other than fair wear and tear

SCHEDULE 3

The Rent amounts are specified hereunder. The amounts shown in l columns 4 & 5 are the annual amounts payable on rent days in UK pounds at the commencement of this Lease excluding VAT

1	2	3	4	5
Area	Actual square feet	Rate PSF	Annual Base Rent excluding VAT	Annual Additional Rent excluding VAT
21/1 — offices	19,780	5.00	98,900	250,019
Cores — stores	1,604	3.75	6,013	7,858
21/2 —office	16,026	5.00	80,130	202,572
21/2 —labs	10372	3.75	38,897	151,334
21/2 —ISG	851	3.75	3,189	9,942
21/2—dp	455	4.00	1,822	5,324
21/3 —offices	9,334	5.00	46,672	117,987
21/3 — manufacturing	17,186	3.75	64,448	212,420
21/3 — stores/labs	1,648	3.75	6,180	16,052
24/22 — labs	2,071	3.75	7,377	24,206
24/10 — dp	1,420	4.00	5,397	20,723
TOTAL	80,747		359,026	l,018,436

SCHEDULE 4

Rent Review

1.             On each of the Review Dates the Base Rent shall be reviewed to the higher of:-

1.1           The Base Rent payable immediately prior to the relevant Review Date and

1.2           The New Base Rent as hereinafter provided

2.             On or before the relevant Review Date the parties shall agree the new Base Rent for the Premises at the Review Date (hereinafter called “the New Base Rent”)

3.             If the parties cannot agree on the New Base Rent for the Premises by the relevant Review Date then the matter may be determined by an arbitrator such arbitrator to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the

Landlord made not earlier than three months before the Review Date and so that in the case of such arbitration the New Base Rent to be awarded by the arbitrator shall be such as he shall decide should be the yearly market rent as at the Review Date for the Premises:

3.1           On the following assumptions at that date:

3.1.1        that the Premises are fully fitted out and fit for immediate occupation and use and that no work has been carried out thereon by the Tenant or his sub-tenants during the Term which has diminished the rental value of the Premises and that in the case that the Premises have been destroyed or damaged they have been fully restored

3.1.2        that the Premises are available to let by a willing landlord to a willing tenant as a whole without a premium but with vacant possession subject to the provisions of this Lease (other than the amount of the Base Rent but including the provisions for rent review) for a term equal to the residue of the term hereby created of this Lease

3.1.3        that the covenants herein contained on the part of the Tenant have been fully performed and observed

3.1.4        that the Tenant bears all outgoings for the Premises to the extent detailed in this Lease

3.2           On the following disregards at that date:-

3.2.1        any goodwill attached to the Premises since the commencement of the Term by the reason of the carrying on thereat of the business of the Tenant or any predecessor or successor in title

3.2.2        any effect on rent of the fact that the Tenant or any predecessor or successor in title has been in occupation of the Premises

3.2.3        any increase in rent resulting from any alteration or improvement carried out with the consent of the Landlord where such consent is required (unless it was carried out in pursuance of an obligation to the Landlord)

4.             If the New Base Rent payable on and from the relevant Review Date shall not have been agreed by the Review Date the Base Rent shall continue to be payable at the rate previously payable and forthwith upon the New Base Rent being ascertained the Tenant shall pay to the Landlord (subject if applicable to the limitation contained in the definition of the Base Rent contained in Clause 2.1.5) any shortfall between the Base Rent and New Base Rent from the Review Date up to and on the Rent Day next following together with interest at the Landlord’s normal bank borrowing rate on such late payment as hereinbefore provided from the Review Date until the date of payment

5.             For the purposes of this Schedule the New Base Rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties or as the case may be the date of the award of the arbitrator

6.             Any arbitration shall be conducted in accordance with the Arbitration Act 1996

SCHEDULE 5

Forms of Guarantee on Assignments

Part 1

Form of Guarantee from a Third Party

1.             Guarantee

1.1           The Surety guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant’s covenants in this Lease throughout the Term and any extension by statute of the tenancy created by this Lease and the Surety will pay and make good to the Landlord on demand any losses damages costs and expenses suffered by the Landlord by reason of any failure of the Tenant to do so

1.2           The guarantee in clause [1.1] remains in force so long as and to the extent that the Tenant is not released by law (otherwise than by disclaimer) from liability for the Tenant’s covenants in this Lease

1.3           The Surety also guarantees to the Landlord that the Tenant will observe and perform its obligations under an authorised guarantee agreement to be entered into by the Tenant under the terms of this Lease and will pay and make good to the Landlord on demand any proper losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so

1.4           For the purposes of this Clause [1] references to the Tenant are to the assignee in relation to whom the guarantee to the Landlord is given and none other

2.             No waiver as to release of liability

The Surety is not to be released from liability under these provisions by reason of:-

2.1           any forbearance the granting of time or any other indulgence on the part of the Landlord or

2.2           any variation of this Lease whether or not made with the consent of the Surety unless materially prejudicial to the Surety

3.             Surety to accept new lease upon disclaimer

3.1           If this Lease is determined by re-entry by the Landlord or is effectively determined by disclaimer the Surety will if the Landlord by notice within three months after the date of determination so requires take from the Landlord a lease of the Premises

3.2           The lease to be granted to the Surety under Clause [3.1] is to be on the following terms:-

3.2.1        the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not been terminated

3.2.2        the yearly rent is to be the same as would have been payable under this Lease if it had continued undetermined and if a rent review operative from a review date before the grant of the Lease had not been completed the Surety will complete the rent review with the Landlord as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the Lease

3.2.3        the Lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined and

3.2.4        the Surety is to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

4.             Subordination of rights of the Surety

4.1           The provisions of Clause [4.2] are to apply unless the Landlord has no subsisting claim against the Tenant for non-payment of rent or for breach of obligation under this Lease

4.2           The Surety may not:-

4.2.1        seek to recover from the Tenant or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Surety on account of the failure of the Tenant to observe and perform the tenant covenants in this Lease

42.2         in competition with the Landlord claim prove or accept any payment in a winding-up liquidation bankruptcy composition with creditors or other form of arrangement on the insolvency of the Tenant for money owing to the Surety by the Tenant nor

4.2.3        exercise any right or remedy in respect of an amount paid by the Surety under this Lease or any liability incurred by the Surety in observing performing or discharging the obligations and covenants of the Tenant

4.3           The Surety warrants mat it has not taken and undertakes with the Landlord that it will not without the consent of the Landlord take any security from the Tenant in respect of this guarantee and if any security is nevertheless taken it is to be held on trust for the Landlord as security for the respective liabilities of the Surety and the Tenant

Part 2

Form of Authorised Guarantee Agreement

The operative provisions of the authorised guarantee agreement to be given by the Surety on an assignment of this Lease are to be the same as those which appear in Part 1 of this Schedule (renumbered appropriately in its context) with the following exceptions:-

1.             There is to be no provision corresponding to Clause 1.3

2.             The paragraph corresponding to Clause 1.4 is to be replaced by the following paragraph:

“For the purposes of this guarantee references to the “Tenant” are to the assignee of this Lease in relation to whom the guarantee to the Landlord is given and none other”

3.             In the provision corresponding to clause 3.1 the words in the first line of the clause “... by re-entry by the Landlord....” are to be omitted

EXECUTED as a Deed (but not		)
delivered until the date hereof))
by HAVANT INTERNATIONAL LIMITED		)
acting by		)

Director	/s/ [ILLEGIBLE]

Director/Secretary	/s/ [ILLEGIBLE]

EXECUTED as a Deed (but not	)
delivered until the date hereof) by	)
XVRATEX TECHNOLOGY	)
LIMITED acting by	)

Director

Director/Secretary